Filed Pursuant to Rule 424(b)(2)
File No. 333-221324

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series S, Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5, 2021	$1,518,000	$188.99

(1)

The total filing fee of $188.99 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 15 dated March 29, 2018 (To Market Measure Supplement dated January 24, 2018, Prospectus Supplement dated January 24, 2018 and Prospectus dated November 3, 2017)

Wells Fargo & Company Medium-Term Notes, Series S ETF Linked Securities
Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5, 2021
■	Linked to the Energy Select Sector SPDR® Fund
■

Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Any return you receive on the securities and whether they are automatically called will depend on the performance of the Fund

■

Automatic Call. If the fund closing price of the Fund on any call date is greater than or equal to the starting price, we will automatically call the securities for the original offering price plus the call premium applicable to that call date

		Call Date	Call Premium
		April 4, 2019	9.00% of the original offering price
		April 6, 2020	18.00% of the original offering price
		March 26, 2021 (the “final calculation day”)	27.00% of the original offering price

■

Maturity Payment Amount. If the securities are not automatically called prior to the final calculation day, the maturity payment amount will be based upon the fund closing price of the Fund on the final calculation day and could be greater than, equal to or less than the original offering price per security as follows:

■

If the fund closing price of the Fund on the final calculation day is greater than or equal to the starting price, the securities will be automatically called for the original offering price plus the call premium applicable to the final calculation day described above

■

If the fund closing price of the Fund on the final calculation day is less than the starting price, but not by more than 10%, you will receive the original offering price of your securities at maturity

■

If the fund closing price of the Fund on the final calculation day is less than the starting price by more than 10%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the price of the Fund in excess of 10%

■	Investors may lose up to 90% of the original offering price
■

Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the Fund on the applicable call date significantly exceeds the starting price. You will not participate in any appreciation of the Fund beyond the applicable fixed call premium.

■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest or dividends
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the securities is $947.68 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-11.

The securities are unsecured obligations of Wells Fargo & Company, and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$18.25	$981.75
Total	$1,518,000.00	$27,703.50	$1,490,296.50
(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Terms of the Securities

Issuer:	Wells Fargo & Company (“Wells Fargo”).

Market Measure:	Energy Select Sector SPDR® Fund (the “Fund”).

Pricing Date:	March 29, 2018.

Issue Date:	April 4, 2018.

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Automatic Call:

If the fund closing price of the Fund on any call date (including the final calculation day) is greater than or equal to the starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the Fund on the applicable call date significantly exceeds the starting price. You will not participate in any appreciation of the Fund beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	April 4, 2019	9.00% of the original offering price	$1,090.00
	April 6, 2020	18.00% of the original offering price	$1,180.00
	March 26, 2021	27.00% of the original offering price	$1,270.00

We refer to March 26, 2021 as the “final calculation day.”

The call dates are subject to postponement for non-trading days and the occurrence of a market disruption event. See “—Postponement of a Calculation Day” below.

Call Settlement Date:

Five business days after the applicable call date (as each such call date may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.

Stated Maturity Date:

April 5, 2021. If the final calculation day is postponed, the stated maturity date will be the later of (i) April 5, 2021 and (ii) three business days after the final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-2

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Maturity Payment Amount:

If the securities are not automatically called prior to the final calculation day, then on the stated maturity date you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” will be calculated as follows:

•  if the ending price is greater than or equal to the starting price: $1,000 plus the call premium applicable to the final calculation day as described above under “Call Dates and Call Premiums;”

•  if the ending price is less than the starting price but greater than or equal to the threshold price: $1,000; or

•  if the ending price is less than the threshold price: $1,000 minus:

$1,000	×	threshold price – ending price
starting price

If the securities are not automatically called prior to the final calculation day and the ending price is less than the threshold price, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity.

All calculations with respect to any payments on the securities (whether upon automatic call or at maturity) will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and such payment will be rounded to the nearest cent, with one-half cent rounded upward.

Fund Closing Price:

The “fund closing price” with respect to the Fund on any trading day means the product of (i) the closing price of one share of the Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to the Fund on such trading day.

Closing Price:

The “closing price” for one share of the Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Fund (or any such other security) is listed or admitted to trading.

Adjustment Factor:

The “adjustment factor” means, with respect to a share of the Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below.

Starting Price:	$67.41, which is the fund closing price of the Fund on the pricing date.
Ending Price:	The “ending price” will be the fund closing price of the Fund on the final calculation day.
Threshold Price:	$60.669, which is equal to 90% of the starting price.
Postponement of a Calculation Day:

The call dates (including the final calculation day) are each referred to as a “calculation day.” If any calculation day is not a trading day (as defined below), such calculation day will be postponed to the next succeeding trading day. A calculation day is also subject to postponement due to the occurrence of a market disruption event. See “Additional Terms of the Securities—Market Disruption Events.”

Calculation Agent:	Wells Fargo Securities, LLC
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

PRS-3

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001B2N3

PRS-4

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Investment Description

The Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5, 2021 (the “securities”) are senior unsecured debt securities of Wells Fargo that do not pay interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described in this pricing supplement. The return you receive on the securities and whether they are automatically called will depend on the performance of the Fund. The securities provide:

(i)

the possibility of an automatic early call of the securities at a fixed call premium if the fund closing price of the Fund on either of the first two call dates is greater than or equal to the starting price; and

(ii)	if the securities are not automatically called prior to the final calculation day:

(a)

the possibility of a return equal to the call premium applicable to the final calculation day if the fund closing price of the Fund on the final calculation day is greater than or equal to the starting price;

(b)	repayment of the original offering price if, and only if, the fund closing price of the Fund on the final calculation day is not less than the starting price by more than 10%; and

(c)	exposure to decreases in the price of the Fund if and to the extent the fund closing price of the Fund on the final calculation day is less than the starting price by more than 10%.

If the fund closing price of the Fund is less than the starting price on each of the three call dates (including the final calculation day), you will not receive any positive return on your investment in the securities. If the fund closing price of the Fund on the final calculation day is less than the starting price by more than 10%, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity.

Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the Fund on the applicable call date exceeds the starting price by more than percentage represented by that call premium. You will not participate in any appreciation of the Fund beyond the applicable fixed call premium.

All payments on the securities are subject to the credit risk of Wells Fargo.

The Fund is an exchange traded fund that seeks to track the Energy Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index.

You should read this pricing supplement together with the market measure supplement dated January 24, 2018, the prospectus supplement dated January 24, 2018 and the prospectus dated November 3, 2017 for additional information about the securities. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated January 24, 2018: https://www.sec.gov/Archives/edgar/data/72971/000119312518018329/d527660d424b2.htm

•	Prospectus Supplement dated January 24, 2018: https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated November 3, 2017: https://www.sec.gov/Archives/edgar/data/72971/000119312518018238/d528188d424b2.htm

SPDR®, S&P 500® and Select Sector SPDRs® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by the Select Sector SPDR Trust (the “SPDR Trust”), SSgA Funds Management, Inc. (“SSgA”) or S&P Financial. None of the SPDR Trust, SSgA or S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of the SPDR Trust, SSgA or S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the Energy Select Sector SPDR® Fund.

PRS-5

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors.

However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its

PRS-6

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-7

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Investor Considerations

We have designed the securities for investors who:

■	believe that the fund closing price of the Fund will be greater than or equal to the starting price on one of the three call dates;

■	seek the potential for a fixed return if the Fund has appreciated at all as of any of the three call dates in lieu of full participation in any potential appreciation of the Fund;

■

understand that if the fund closing price of the Fund is less than the starting price on each of the three call dates (including the final calculation day), they will not receive any positive return on their investment in the securities, and that if the fund closing price of the Fund on the final calculation day is less than the starting price by more than 10%, they will receive less, and possibly 90% less, than the original offering price per security at maturity;

■

understand that the term of the securities may be as short as approximately one year and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

■	are willing to forgo interest payments on the securities and dividends on shares of the Fund; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	require full payment of the original offering price of the securities at stated maturity;

■	believe that the fund closing price of the Fund will be less than the starting price on each of the three call dates;

■	seek a security with a fixed term;

■

are unwilling to accept the risk that, if the fund closing price of the Fund is less than the starting price on each of the three call dates (including the final calculation day), they will not receive any positive return on their investment in the securities;

■	are unwilling to accept the risk that the fund closing price of the Fund may decrease by more than 10% from the starting price to the ending price;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to companies in the energy industry;

■	seek exposure to the upside performance of the Fund beyond the applicable call premiums;

■	are unwilling to accept the credit risk of Wells Fargo; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-8

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

PRS-9

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Hypothetical Payout Profile

The following profile illustrates the potential payment on the securities for a range of hypothetical percentage changes in the fund closing price of the Fund from the pricing date to the applicable call date (including the final calculation day). The profile is based on a call premium of 9.00% for the first call date, 18.00% for the second call date and 27.00% for the final call date and a threshold price equal to 90% of the starting price. This profile has been prepared for purposes of illustration only. Your actual return will depend on (i) whether the securities are automatically called; (ii) if the securities are automatically called, the actual call date on which the securities are called; (iii) if the securities are not automatically called, the actual ending price of the Fund; and (iv) whether you hold your securities to maturity or earlier automatic call.

PRS-10

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as the “underlying index.”

If The Securities Are Not Automatically Called And The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 90% Less, Than The Original Offering Price Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the fund closing price of the Fund is less than the starting price on each of the three call dates, the securities will not be automatically called, and you will receive a maturity payment amount that will be equal to or less than the original offering price per security, depending on the ending price (i.e., the fund closing price of the Fund on the final calculation day).

If the ending price is less than the threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the Fund to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 90% of the starting price. As a result, you may receive less, and possibly 90% less, than the original offering price per security at stated maturity, even if the price of the Fund is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

If the securities are not automatically called, your return on the securities will be zero or negative, and therefore will be less than the return you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

The Potential Return On The Securities Is Limited To The Call Premium.

The potential return on the securities is limited to the applicable call premium, regardless of the performance of the Fund. The Fund may appreciate by significantly more than the percentage represented by the applicable call premium from the pricing date through the applicable call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Fund. In addition, you will not receive the value of dividends or other distributions paid with respect to the Fund. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the two earlier call dates, you will not receive the highest potential call premium.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

PRS-11

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current price of the Fund, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•

Fund Performance. The value of the securities prior to maturity will depend substantially on the then-current price of the Fund. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the price of the Fund at such time is less than, equal to or not sufficiently above the starting price or threshold price.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Fund. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Fund changes.

•

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current price of the Fund. This difference will most likely reflect a discount due to expectations and uncertainty concerning the price of the Fund during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current price of the Fund.

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Dividend Yields On Securities Included In The Fund. The value of the securities may be affected by the dividend yields on securities held by the Fund (the amount of such dividends may influence the closing price of the shares of the Fund).

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, the return will not be greater than the applicable call premium. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of the Fund. Because numerous factors are expected to affect the value of the securities, changes in the price of the Fund may not result in a comparable change in the value of the securities.

PRS-12

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Historical Prices Of The Fund Or The Securities Included In The Fund Should Not Be Taken As An Indication Of The Future Performance Of The Fund During The Term Of The Securities.

The trading price of the shares of the Fund will determine the closing price of the Fund and, therefore, whether the securities will be automatically called on any of the call dates (including the final calculation day) or the amount payable to you at maturity. As a result, it is impossible to predict whether the fund closing price of the Fund will fall or rise compared to the starting price. The trading price of the shares of the Fund will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Fund and the securities comprising the Fund are traded and the values of the Fund and such securities. Accordingly, any historical prices of the Fund do not provide an indication of the future performance of the Fund.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Energy Sector.

The stocks included in the Energy Select Sector Index and that are generally tracked by the Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following two sub-sectors: oil, gas and consumable fuels; and energy equipment and services. Because the value of the securities is linked to the performance of the Fund, an investment in the securities exposes investors to risks associated with investments in the stocks of companies in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating conditions of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates; weather conditions; the cost of exploring for, producing and delivering oil and gas; technological advances affecting energy efficiency and energy consumption; the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil; currency fluctuations; inflation; natural disasters; civil unrest, acts of sabotage or terrorism; and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to a more broadly diversified group of issuers. All of these factors could have an adverse effect on the price of the Fund and, therefore, on the value of the securities.

In addition, the Fund is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of companies. As a result, the Fund may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

The Fund May Not Be Representative Of An Investment In The Energy Sector.

The Fund does not represent a direct investment in the energy sector. The Fund consists of securities of companies whose primary lines of business are directly associated with the energy sector. As a result, the fund closing price of the Fund will be influenced by a variety of economic, financial and other factors affecting those companies, some of which may be unrelated to the market and other conditions applicable to the U.S. energy sector. As a result, the Fund may not perfectly correlate with the performance in the energy sector and the fund closing price of the Fund could decrease even if the performance of the energy sector as a whole increases.

Changes That Affect The Fund Or The Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the sponsor of the Fund (the “fund sponsor”) concerning the calculation of the Fund’s net asset value, additions, deletions or substitutions of securities in the Fund and the manner in which changes in the underlying index are reflected in the Fund, and changes in those policies, could affect the closing price of the shares of the Fund and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call and the amount payable at stated maturity. Similarly, the policies of the sponsor of the underlying index (the “underlying index sponsor”) concerning the calculation of the underlying index and the addition, deletion or substitution of securities comprising the underlying index and the manner in which the underlying index sponsor takes

PRS-13

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

account of certain changes affecting such securities may affect the level of the underlying index and the closing price of the shares of the Fund and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call and the amount payable at stated maturity. The underlying index sponsor could also discontinue or suspend calculation or dissemination of the underlying index or materially alter the methodology by which it calculates the underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund Or The Underlying Index.

Actions by any company whose securities are included in the Fund or in the underlying index may have an adverse effect on the price of its security, the closing price of the Fund on any call date (including the final calculation day) and the value of the securities. We are not affiliated with any company whose security is represented in the Fund or the underlying index. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With The Fund Sponsor Or The Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the fund sponsor or the underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the Fund or the underlying index. We have derived the information about the sponsors, the Fund and the underlying index contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Fund, the underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Underlying Index.

The performance of the shares of the Fund may not exactly replicate the performance of the underlying index because the Fund may not invest in all of the securities included in the underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of the underlying index. The Fund may also hold securities or derivative financial instruments not included in the underlying index. It is also possible that the Fund may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Fund may differ from the net asset value per share of the Fund. As a result, the performance of the Fund may not correlate perfectly with the performance of the underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of the underlying index.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

You will not become a holder of shares of the Fund or a holder of securities included in the underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at stated maturity or upon automatic call.

Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing price of the Fund. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) will be postponed if the applicable originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related call settlement date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as

PRS-14

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

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The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing price of the Fund on each calculation day and whether the securities are automatically called, and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on a scheduled calculation day, which may result in postponement of that calculation day; determining the fund closing price of the Fund if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; adjusting the adjustment factor and other terms of the securities in certain circumstances; if the Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of the Fund on the applicable calculation day; and determining whether to adjust the fund closing price of the Fund on a calculation day in the event of certain changes in or modifications to the Fund or the underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

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The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

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Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of the Fund. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Fund from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index published on or prior to the pricing date could result in an increase in the price of the Fund on the pricing date, which would adversely affect investors in the securities by increasing the price at which the Fund must close on a calculation day in order for investors in the securities to receive a favorable return.

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Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Fund may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Fund or the underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Fund or the underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

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Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Fund, securities included in the Fund or the underlying index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Fund or any of the securities included in the Fund or the underlying index, or derivative or synthetic instruments related to the Fund or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the Fund or the underlying index. These hedging activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

PRS-15

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

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Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Fund or the securities included in the Fund or the underlying index and other instruments relating to the Fund or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

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A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or distribution expense fee for the sale of the securities to you, this projected hedging profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.”

Furthermore, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-16

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Hypothetical Returns

If the securities are automatically called:

Assuming that the securities are automatically called, the following table illustrates, for each hypothetical call date on which the securities are automatically called:

•	the hypothetical payment per security on the related call settlement date;

•	the hypothetical pre-tax total rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return	Hypothetical pre- tax annualized rate of return(1)
1st call date	$1,090.00	9.00%	8.64%
2nd call date	$1,180.00	18.00%	8.32%
3rd call date	$1,270.00	27.00%	8.11%
(1)	The annualized rates of return are calculated with compounding on a semi-annual basis.

If the securities are not automatically called:

Assuming that the securities are not automatically called, the following table illustrates, for a range of hypothetical ending prices of the Fund:

•

the hypothetical percentage change from the hypothetical starting price to the hypothetical ending price, assuming a hypothetical starting price of $100.00. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price is set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Fund, see the historical information provided herein;

•	the hypothetical maturity payment amount per security;

•	the hypothetical pre-tax total rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the hypothetical starting price to the hypothetical ending price	Hypothetical maturity payment amount per security	Hypothetical pre- tax total rate of return	Hypothetical pre- tax annualized rate of return(1)
$95.00	-5.00%	$1,000.00	0.00%	0.00%
$90.00	-10.00%	$1,000.00	0.00%	0.00%
$89.00	-11.00%	$990.00	-1.00%	-0.33%
$80.00	-20.00%	$900.00	-10.00%	-3.48%
$75.00	-25.00%	$850.00	-15.00%	-5.33%
$50.00	-50.00%	$600.00	-40.00%	-16.29%
$25.00	-75.00%	$350.00	-65.00%	-32.05%
$0.00	-100.00%	$100.00	-90.00%	-63.65%
(1)	The annualized rates of return are calculated with compounding on a semi-annual basis.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive upon an automatic call or at stated maturity and the resulting pre-tax rate of return will depend on (i) whether the securities are automatically called; (ii) if the securities are automatically called, the actual call date on which the securities are called; and (iii) if the securities are not automatically called, the actual starting price and actual ending price.

PRS-17

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Hypothetical Payment at Maturity

If the fund closing price of the Fund is less than the starting price on each of the first two call dates, the securities will not be automatically called prior to the final calculation day, and you will receive a maturity payment amount that will be greater than, equal to or less than the original offering price per security, depending on the ending price (i.e., the fund closing price of the Fund on the final calculation day). Set forth below are three examples of calculations of the payment at stated maturity, assuming that the securities have not been automatically called on either of the first two call dates and assuming the hypothetical starting price, threshold price and ending prices indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price and threshold price are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Fund, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Ending price is greater than the starting price, the securities are automatically called on the final calculation day and the maturity payment amount is equal to the original offering price plus the applicable call premium:

Hypothetical starting price: $100.00

Hypothetical ending price: $150.00

Since the hypothetical ending price is greater than the hypothetical starting price, the securities are automatically called on the final calculation day and you will receive the original offering price of your securities plus a call premium of 27.00% of the original offering price per security. Even though the Fund appreciated by 50.00% from its starting price to its ending price in this example, your return is limited to the call premium of 27.00% that is applicable to the final calculation day.

On the stated maturity date, you would receive $1,270.00 per security.

Example 2. Ending price is less than the starting price but greater than the threshold price and the maturity payment amount is equal to the original offering price:

Hypothetical starting price: $100.00

Hypothetical ending price: $95.00

Hypothetical threshold price: $90.00, which is 90% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price, but not by more than 10%, you would be repaid the original offering price of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Example 3. Ending price is less than the threshold price and the maturity payment amount is less than the original offering price:

Hypothetical starting price: $100.00

Hypothetical ending price: $50.00

Hypothetical threshold price: $90.00, which is 90% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price by more than 10%, you would lose a portion of the original offering price of your securities and receive a maturity payment amount equal to $600.00 per security, calculated as follows:

$1,000 –	$1,000 ×	$90.00 – $50.00	= $600.00
$100.00

On the stated maturity date, you would receive $600.00 per security, resulting in a loss of 40.00%.

To the extent that the starting price, threshold price and ending price differ from the values assumed above, the results indicated above would be different.

PRS-18

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to the Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for the Fund means the primary exchange or quotation system on which shares (or other applicable securities) of the Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for the Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called on any of the call dates and the amount of the payment you receive upon automatic call or at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine if adjustments are required to the fund closing price of the Fund under various circumstances; and

•	if the Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund fails to open for trading during its regular trading session.

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Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

For purposes of determining whether a market disruption event has occurred:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to the Fund or any successor fund; and

(2)

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for the Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing on any calculation day, then such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If the calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to the Fund on such eighth trading day, the calculation agent will determine the closing price of the Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such eighth trading day.

Anti-dilution Adjustments Relating to the Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day.

The adjustments specified below do not cover all events that could affect the Fund, and there may be other events that could affect the Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor unless the adjustment would result in a change to the adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

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(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)

“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the payment at maturity, whether the securities are automatically called on any of the call dates or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for the Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If the Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of the Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for the Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which the underlying index sponsor discontinues publication of the underlying index), then the calculation agent will calculate the fund closing price for the Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by the Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for the Fund, such successor fund or fund closing price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating the Fund or a successor fund, or the underlying index, is changed in a material respect, or if the Fund or a successor fund is in any other way modified so that the Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of the Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of the Fund comparable to the Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price and the payment at maturity and determine whether the securities are automatically called on any call date with reference to such adjusted closing price of the Fund or such successor fund, as applicable.

PRS-21

Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein, as though the date of acceleration were the final calculation day; provided that if the fund closing price of the Fund on the date of acceleration is equal to or greater than the starting price, then the maturity payment amount will be calculated using a call premium that is prorated to the date of acceleration.

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Market Linked Securities—Auto-Callable with Fixed Percentage

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Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR Fund is an exchange traded fund that seeks to track the Energy Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500 Index. See “Description of Exchange Traded Funds—The Energy Select Sector SPDR® Fund” in the accompanying market measure supplement for additional information about the Energy Select Sector SPDR Fund.

Historical Information

We obtained the closing prices listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Fund for the period from January 1, 2008 to March 29, 2018. The closing price on March 29, 2018 was $67.41. The historical performance of the Fund should not be taken as an indication of the future performance of the Fund during the term of the securities.

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Market Linked Securities—Auto-Callable with Fixed Percentage

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Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the Fund for each quarter in the period from January 1, 2008 through December 31, 2017 and for the period from January 1, 2018 to March 29, 2018.

	High	Low	Last
2008
First Quarter	$80.40	$67.27	$73.80
Second Quarter	$90.25	$75.10	$88.36
Third Quarter	$88.97	$61.65	$63.77
Fourth Quarter	$62.36	$40.00	$47.84
2009
First Quarter	$51.95	$38.12	$42.46
Second Quarter	$53.95	$43.36	$48.07
Third Quarter	$55.89	$44.52	$53.92
Fourth Quarter	$59.76	$51.97	$57.01
2010
First Quarter	$60.30	$53.74	$57.52
Second Quarter	$62.07	$49.68	$49.68
Third Quarter	$56.31	$49.38	$56.06
Fourth Quarter	$68.25	$56.11	$68.25
2011
First Quarter	$80.01	$67.78	$79.81
Second Quarter	$80.44	$70.99	$75.35
Third Quarter	$79.79	$58.59	$58.59
Fourth Quarter	$73.04	$56.55	$69.13
2012
First Quarter	$76.29	$69.46	$71.73
Second Quarter	$72.42	$62.00	$66.37
Third Quarter	$76.57	$64.96	$73.48
Fourth Quarter	$74.94	$68.59	$71.44
2013
First Quarter	$79.99	$72.86	$79.32
Second Quarter	$83.28	$74.09	$78.36
Third Quarter	$85.30	$78.83	$82.88
Fourth Quarter	$88.51	$81.87	$88.51
2014
First Quarter	$89.06	$81.89	$89.06
Second Quarter	$101.29	$88.45	$100.10
Third Quarter	$100.58	$90.62	$90.62
Fourth Quarter	$88.77	$73.36	$79.16
2015
First Quarter	$82.29	$72.86	$77.58
Second Quarter	$82.94	$74.64	$75.16
Third Quarter	$74.54	$59.22	$61.20
Fourth Quarter	$71.40	$58.78	$60.55
2016
First Quarter	$63.75	$51.80	$61.92
Second Quarter	$69.50	$60.18	$68.24
Third Quarter	$71.80	$65.27	$70.61
Fourth Quarter	$77.83	$67.77	$75.32
2017
First Quarter	$76.17	$68.24	$69.90
Second Quarter	$70.90	$63.95	$64.92
Third Quarter	$68.49	$62.00	$68.48
Fourth Quarter	$72.60	$67.08	$72.26
2018
January 1, 2018 to March 29, 2018	$78.03	$66.02	$67.41

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Market Linked Securities—Auto-Callable with Fixed Percentage

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Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s

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investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-26

Market Linked Securities—Auto-Callable with Fixed Percentage

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Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether the Fund is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If the Fund were so treated, certain adverse U.S. federal income tax consequences might apply to you, if you are a non-U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the Fund and consult your tax adviser regarding the possible consequences to you if the Fund is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

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Market Linked Securities—Auto-Callable with Fixed Percentage

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Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Potential Application of Section 1260 of the Code. There is a risk that your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the Fund. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities, including how the “net underlying long-term capital gain” should be computed if Section 1260 does apply. You should consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

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Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

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•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. Subject to the possible application of Section 897 of the Code and the discussion below regarding Section 871(m), you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussions below regarding FATCA and Section 871(m), any payment made to you with respect to the security generally should not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

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Market Linked Securities—Auto-Callable with Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due April 5,

2021

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing U.S.-source interest or dividends. If the securities were treated as debt instruments or as subject to Section 871(m), the withholding regime under FATCA would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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